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                                                                   Exhibit 10.16

                              MANAGEMENT AGREEMENT


          This Agreement is effective as of the 1st day of January 1996, by Mercury Insurance Company of Georgia (formerly known as Georgia Automobile Insurance Company) (hereinafter referred to as Insurer) and Mercury General Corporation, hereinafter referred to as Manager.

          In consideration of the promises, conditions and covenants herein contained, the parties agreed as follows:

          1. The Manager promises to manage the Insurer, and to conduct on its' behalf any and all duties of management as shall be necessary for the complete operation of the Insurer.

          2. That Insurer promises and hereby delegates to the Manager all of the duties of management which they are allowed to so delegate by the laws of the State of Georgia, including but not limited to the following duties: to issue and underwrite insurance policies, which the Insurer may be so authorized to do by law, in accordance with the rules and regulations as delineated in the underwriting manuals of the Insurer, settle and adjust any and all losses and claims, defend lawsuits, establish premium rates, establish and choose sales agents and brokers, determine agents' and brokers' commissions, prepare the records necessary for the conduct of the insurance business, furnish all forms, supplies and agents' manuals necessary for the conduct of the insurance business.

          3. That Manager promises to perform all of the operating functions on behalf of the Insurer including but not be limited to the following:

              A. To acquire, license and appoint sales agents and brokers for the production of the insurance business of and for the Insurer, provided that the Insurer shall retain the right to refuse the appointment of any agent or broker and the right to terminate any agent or broker.

              B. To issue and underwrite policies on behalf of the Insurer and to choose and obtain the necessary application and policy forms.

              C. To furnish for Insurer all of the operating forms, printing supplies, agents' manuals and any other related items which may become necessary for the operation of the insurance business.

              D. To pay on behalf of the Insurer all of their operating expenses, including but not limited to rent, supplies, salaries of all personnel, telephone, advertising costs, costs of settling and adjusting all insurance claims, legal defense costs, court costs, costs of loss analysis, accounting costs (other than auditing), premium collection costs; provided, however, Insurer shall pay, and be responsible for, the costs of management fees, premium taxes, losses, reserves for unpaid losses, reserves for unpaid loss adjustment expense, audit fees, assigned risk or similar assessments, bureau fees, Fair Plan or similar assessments, directors' fees, agents' commissions, reinsurance premiums, investment counsel fees, assessments by the applicable Insurance Guarantee Association, membership fees in insurance trade association of insurance companies, premiums paid for insurance policies in which the Insurer is the beneficiary and owner, such as fidelity bonds, taxes of all types and costs which may be levied on insurance companies by the governmental authorities having jurisdiction over the same and agents' bonuses (contingency commissions).


          4. Manager shall be reimbursed monthly for all expenses incurred on behalf of the Insurers.

          5. Manager shall receive as the sole compensation for its services hereunder a management fee from the Insurer in an amount equal to one percent (1%) of the gross premiums written by the Insurer. Such fee shall be payable quarterly within 45 days of the end of each calendar quarter.

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          6.  The ownership and legal title to the insurance policies, insurance policy records, data processing tapes, disks, programs and documentation, and account records of the Insurer, compiled on behalf of the Insurer by manager, shall remain in and with Insurer, however, Manager shall have joint custody with Insurer of said records.

          7. The manager shall, within 90 days after expiration of each calendar year, furnish the insurer's board of directors a written statement of amounts received under or on account of the contract and amounts expended under or on account of the contract during the calendar year, including the emoluments received therefrom by the respective directors, officers, and other principal management personnel of the manager or producer, with such classification of items and further detail as the insurer's board of directors may reasonably require.

          8. The term of this agreement shall commence January 1, 1996 and shall terminate December 31, 1999.

          IN WITNESS WHEREOF, we have set our hands and seals this 1st day of January, 1996.

MERCURY INSURANCE COMPANY        MERCURY GENERAL CORPORATION
   OF GEORGIA



______________________________   _____________________________________
By: Cooper Blanton, President           By: Michael Curtius, President




______________________________   _____________________________________
By: Judy Walters, Secretary             By: Judy Walters, Secretary

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